Exhibit 10.48

THIRD AMENDMENT
TO THE
SJW GROUP
FORMULAIC EQUITY AWARD PROGRAM FOR
NON-EMPLOYEE BOARD MEMBERS
(As Amended by AMENDMENT NO. 2)

WHEREAS, SJW Group (the “Company”) maintains the SJW Group Formulaic Equity Award Program for Non-Employee Board Members (the “Program”) under the SJW Group Long-Term Incentive Plan (the “LTIP”);
NOW, THEREFORE, the Program is hereby amended as follows to be effective with the 2019 Annual Meeting:
1.    Section II.A.2 of the Automatic Grant Program is hereby amended and restated in its entirety to read as follows:

“2.    Commencing with the 2019 Annual Meeting, the Applicable Annual Amount shall be in the dollar amount of Eighty Thousand Dollars ($80,000.00) per non-employee Board member for the Awards to be made at each annual meeting of the Corporation’s shareholders. For Awards made at the Annual Meetings for 2014, 2015 and 2016, the Applicable Annual Amount was in the dollar amount of Thirty-Five Thousand Dollars ($35,000.00) per non-employee Board member. For Awards made at the Annual Meetings for 2017 and 2018, the Applicable Annual Amount was in the dollar amount of Sixty Thousand Dollars ($60,000.00) per non-employee Board member”

3.    Except as expressly modified by this Third Amendment, all the terms and provisions of the Program shall continue to remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on this 24th day of October, 2018.

SJW Group

By: /s/ Eric W. Thornburg
Eric W. Thornburg, President,
Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to the Third Amendment to the
Formulaic Equity Award Program for Non-Employee Board Members]